Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 033-65417), Form S-8 (No. 333-95343) and Form S-3 (No. 333-156785) of Alliance Financial Corporation of our report dated March 13, 2007 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 13, 2009